UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 7, 2004

(Date of Report)

POZEN Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31719	62-1657552
(State or other jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

1414 Raleigh Road

Suite 400

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

(919) 913-1030

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

As previously disclosed in POZEN’s current report on Form 8-K filed on June 18, 2004, on June 4, 2004, a purported securities fraud class action complaint was filed against POZEN and certain of its current and former officers in federal court in the Middle District of North Carolina. Since then, three more purported securities fraud class action complaints have been filed, most recently on July 7, 2004. All of the complaints allege violations of the federal securities laws in connection with statements made concerning POZEN’s migraine drugs MT 100 and MT 300. The Company had announced on June 1, 2004 that it had received a not-approvable letter from the U.S. Food and Drug Administration related to the New Drug Application that the Company had filed relating to its drug candidate MT 100. Three of the complaints, which are virtually the same, assert claims against the Company and certain of its current and former officers concerning statements allegedly made between July 31, 2003 to May 28, 2004. The fourth complaint adds two additional current officers of the Company as defendants and expands the class period to cover statements made from October 10, 2000 to May 28, 2004. It is possible that additional complaints containing similar claims may be filed prior to the consolidation of these cases into a single action. The Company and the other defendants believe that the allegations in the complaints are completely without merit and intend to defend these cases vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ JOHN R. PLACHETKA
John R. Plachetka President and Chief Executive Officer

Date: July 22, 2004